                             LETTER OF TRANSMITTAL

                       TO TENDER SHARES OF COMMON STOCK

                                      OF

                            J. RAY MCDERMOTT, S.A.

                       PURSUANT TO THE OFFER TO PURCHASE

                              DATED MAY 13, 1999

                                      OF

                      MCDERMOTT ACQUISITION COMPANY, INC.

                         A WHOLLY-OWNED SUBSIDIARY OF

                         MCDERMOTT INTERNATIONAL, INC.


--------------------------------------------------------------------------------
 THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JUNE 10, 1999, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                       The Depositary for the Offer is:
                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

                  By Mail:                         BY OVERNIGHT COURIER:
              Corporate Actions                      CORPORATE ACTIONS
                 SUITE 4660                              SUITE 4680
            POST OFFICE BOX 2569                       14 WALL STREET
         JERSEY CITY, NJ 07303-2569                    MAIL SUITE 4680
                                                      NEW YORK, NY 10005

                                   BY HAND:
                          C/O SECURITIES TRANSFER AND
                           REPORTING SERVICES, INC.
                            ATTN: CORPORATE ACTIONS
                         100 WILLIAM STREET, GALLERIA
                              NEW YORK, NY 10038
                               ----------------


     DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

                        DESCRIPTION OF SHARES TENDERED

----------------------------------------------------------------------------------------------------------------------------------
       NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)                        Shares Tendered
                 (Please fill in, if blank)                          (Attach additional list if necessary)
----------------------------------------------------------------------------------------------------------------------------------
                                                                Certificate         Total Number of Shares           Number of
                                                                Number(s)*             Represented by                 Shares
                                                                                       Certificate(s)*               Tendered**
                                                                ------------------------------------------------------------------

                                                                ------------------------------------------------------------------

                                                                ------------------------------------------------------------------

                                                                ------------------------------------------------------------------

                                                                ------------------------------------------------------------------
                                                                TOTAL SHARES
----------------------------------------------------------------------------------------------------------------------------------

*   Need not be completed by shareholders tendering by book-entry transfer.

** Unless otherwise indicated, it will be assumed that all Shares represented by any certificates delivered to the Depositary are being tendered. See Instruction 4.

    THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

    This Letter of Transmittal is to be used either if certificates for Shares (as defined below) are to be forwarded herewith or if delivery of Shares is to be made by book-entry transfer to the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the book-entry transfer procedure described under "Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase (as defined below). DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH SUCH BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

    Shareholders whose certificates evidencing Shares ("Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other documents required hereby to the Depositary prior to the Expiration Date (as defined in the Offer to Purchase) or who cannot complete the procedure for delivery by book-entry transfer on a timely basis and who wish to tender their Shares must do so pursuant to the guaranteed delivery procedure described under "Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase. See Instruction 2.




[_] CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO
    THE DEPOSITARY'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

    Name of Tendering Institution
                                 --------------------------------------------

Account No.                                   at The Depository Trust Company
            ----------------------------------

Transaction Code No.
                    ---------------------------------------------------------

[_] CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF
    GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE
    FOLLOWING:

    Name(s) of Registered Shareholder(s)
                                        ------------------------------------

    Date of Execution of Notice of Guaranteed Delivery
                                                      ----------------------

    Name of Institution which Guaranteed Delivery
                                                 ---------------------------

    If delivery is by book-entry transfer:
      Name of Tendering Institution
                                   -----------------------------------------

Account No.                                   at The Depository Trust Company
            ----------------------------------